UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 27, 2014, Platform Specialty Products Corporation (“Platform”) issued a press release (the “Earnings Press Release”) including unaudited financial results for the period from Platform’s inception on April 23, 2013 through December 31, 2013, which is referred to as the “Successor Period.” A copy of the Earnings Press Release was furnished as Exhibit 99.1 to Platform’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2014.

In finalizing its year-end reporting procedures on March 30, 2014, Platform became aware that certain items reflected in the Consolidated Statements of Cash Flows for the Successor Period included in the Earnings Press Release should be revised to more accurately present cash flow activity in the Successor Period. The specific changes made were to reduce the beginning cash and cash equivalents from $87,055,000 to $0 with the differential primarily changing cash flows used in investing activities from $(973,905,000) to $(920,231,000) and cash flows provided by financing activities from $1,002,388,000 to $1,035,656,000.

The audited Consolidated Statements of Cash Flows which reflect these changes will be included in Platform’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which Platform intends to file with the SEC on March 31, 2014.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

March 31, 2014	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer